UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported):December18, 2012

Gulf Resources, Inc.
(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)

000-20936 (Commission File Number)	13-3637458 (IRS Employer Identification No.)

99 Wenchang Road, Chenming Industrial Park, Shouguang City, Shandong, China 262702

 (Address of principal executive offices and zip code)

+86 (536) 567-0008

 (Registrant's telephone number including area code)

 (Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02   Unregistered Sales of Equity Securities

On December 18, 2012, pursuant to an Asset Purchase Agreement which was entered into on November 26, 2012 by and among Gulf Resources, Inc. (the “Company”), Shouguang City Haoyuan Chemical Company Limited, a wholly owned subsidiary of the Company, Chengyong Zhao, a resident of the People’s Republic of China (the “Seller”), the Company completed its acquisition of all right, title and interest in and to all assets owned by the Seller utilized in the production of bromine, located at Guantai Village, Shouguang City Yangkou Township, including without limitation, machinery, equipment and inventory, and all warranties associated therewith, for a total purchase price of RMB62,000,000, of which RMB31,000,000 was paid in cash and RMB31,000,000 was paid through the issuance of 3,806,728 shares of Company’s common stock, par value 0.0005. The shares were issued to the Sellers on December 18, 2012 in accordance with Section 4(2) and Regulation S promulgated under the Securities Act of 1933, as amended.

Additional information regarding this transaction can be found in the Company’s Current Report on Form 8-K filed with the SEC on November 28, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GULF RESOURCES, INC.

By:	/s/ Xiaobin Liu
Name:	Xiaobin Liu
Title:	Chief Executive Officer

Dated: December 21, 2012